UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2011

NEXAIRA WIRELESS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-53799
(Commission File Number)

20-8748507
(IRS Employer Identification No.)

#1404 – 510 West Hastings Street, Vancouver, BC V6B 1L8
(Address of principal executive offices and Zip Code)

(604) 682-5629
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 25, 2011, we entered into a debt settlement and subscription agreement with one investor whereby we agreed to issue 2,500,000 shares of our common stock in settlement of $250,000 of a $300,000 debt owing by us to the investor. The shares were issued at a deemed price of $0.10 per share. We also issued the investor a note in the principal amount of $50,000 with respect to the remaining balance payable on the debt.

On February 24, 2011, we entered into a letter agreement with Garden State Securities Inc., whereby Garden State has agreed to provide certain advisory services to our company in consideration for the issuance of up to 1,800,000 shares of our company’s common stock at a deemed price of $0.10 per share, with the shares to be registered as directed by Garden State, to be issued as follows: (a) 450,000 shares upon execution of the letter agreement; and (b) 150,000 shares at the end of each month starting on the last day of the fourth month through the twelfth month of the term of the agreement.

Also, on February 24, 2011, we entered into a consulting agreement with JFS Investments, Inc., whereby JFS Investments has agreed to provide certain consulting services to our company in consideration for the issuance of up to 1,800,000 shares of our company’s common stock at a deemed price of $0.10 per share, to be issued as follows: (a) 450,000 shares upon execution of the consulting agreement; and (b) 150,000 shares at the beginning of each month starting on the first day of the fourth month through the twelfth month of the term of the agreement.

Item 3.02 Unregistered Sales of Equity Securities

On February 25, 2011, Gemini Master Fund, Ltd. delivered a notice of conversion with respect to $10,000 of the principal amount of a note, dated August 20, 2010, in the principal amount of $400,000 issued by our company to Gemini. Effective February 25, 2011, the $10,000, and $518 accrued interest thereon, were converted into 142,030 common shares of our company at a deemed conversion price of $0.074053 per share. Gemini is an accredited investor (as that term is defined in Rule 501 of Regulation D, promulgated under the Securities Act of 1933, as amended), and in issuing these securities to Gemini we relied on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended.

On March 2, 2011, in connection with the entry into the letter agreement with Garden State Securities Inc. and the consulting agreement with JFS Investments Inc. as described in Item 1.01, we issued an aggregate of 900,000 shares of common stock to four U.S. persons who are accredited investors (as that term is defined in Rule 501 of Regulation D, promulgated under the Securities Act of 1933, as amended), and in issuing these securities to these persons we relied on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended.

On March 2, 2011, in connection with the closing of the debt settlement agreement as described in Item 1.01, we issued 2,500,000 shares of common stock to one non U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
10.1	Form of Debt Settlement and Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXAIRA WIRELESS INC.

By:	“Ralph Proceviat”
Name:	Ralph Proceviat
Title:	Chief Financial Officer
Dated:	March 2, 2011